Exhibit 99.1

C&F FINANCIAL CORPORATION

Wednesday, July 29, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation

Announces Second Quarter Earnings

West Point, Va., July 29, 2009—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $1.75 million for the second quarter of 2009, compared with $1.42 million for the second quarter of 2008, a 23.5 percent increase. Net income available to common shareholders for the second quarter of 2009 was $1.46 million, or 48 cents per common share assuming dilution, compared with $1.42 million, or 46 cents per common share assuming dilution, for the second quarter of 2008. The corporation’s net income was $3.26 million for the first six months of 2009, compared with $2.85 million for the first half of 2008, a 14.5 percent increase. Net income available to common shareholders for the first six months of 2009 was $2.71 million, or 89 cents per common share assuming dilution, compared with $2.85 million, or 93 cents per common share assuming dilution, for the first half of 2008. The difference between reported net income and net income available to common shareholders in 2009 is a result of the preferred stock dividends and amortization of the warrant related to the corporation’s participation in the Department of Treasury’s Capital Purchase Program. The preferred stock and warrant were issued in the first quarter of 2009 and, therefore, did not impact net income available to common shareholders for 2008.

For the second quarter of 2009, the corporation’s return on average common equity and return on average assets, on an annualized basis, were 8.82 percent and 0.66 percent, respectively, compared to 8.61 percent and 0.69 percent for the second quarter of 2008. For the first six months of 2009, on an annualized basis, the corporation’s return on average common equity was 8.25 percent and its

C&F FINANCIAL CORPORATION

Wednesday, July 29, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

return on average assets was 0.61 percent, compared to an 8.67 percent return on average common equity and a 0.71 percent return on average assets for the first half of 2008. In 2009, these ratios reflect the effects of preferred stock dividends and amortization of the common stock warrant on net income available to common shareholders, as well as asset growth since the end of the second quarter of 2008.

“We are pleased to report growth in net income for the first half of 2009,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “The complementary nature of the corporation’s core business segments has resulted in an increase of $413,000 in net income for the first half of 2009. This increase was due to higher earnings at both our mortgage company and our finance company, primarily as a result of the lower interest rate environment. The mortgage company’s loan origination volume for the first half of 2009 increased 66 percent over last year, and the finance company’s net interest margin for the first half of 2009 increased over last year. The favorable performance of these segments thus far in 2009 offset the loss at our retail banking segment, which principally resulted from the effect of margin compression on net interest income, lower service charges on deposit accounts, higher expenses associated with nonaccrual loans and foreclosed properties for which loan loss provisions or write downs to fair market value were necessary, and higher assessments for FDIC deposit insurance, including the special assessment recognized in the second quarter of this year to help replenish the Deposit Insurance Fund.”

C&F FINANCIAL CORPORATION

Wednesday, July 29, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

“Our provisions for loan, indemnification and foreclosed properties losses have significantly increased during 2009,” said Dillon. “These increases in loss provisions resulted from the continued deterioration throughout 2008 and 2009 of the housing markets and credit quality due to economic stress in the United States and our market areas. We constantly monitor our credit risks and reserve levels in each of our business segments and adjust the reserves based on current economic conditions and our ongoing evaluation of our loan portfolios and foreclosed properties.”

“The capital and liquidity positions of the corporation remain strong,” continued Dillon. “However, the corporation’s board of directors reduced the corporation’s quarterly dividend for the second quarter of 2009 to 25 cents per common share, which resulted in a dividend payout ratio of 52 percent for the second quarter of 2009 based on net income available to common shareholders. In deciding to reduce the corporation’s dividend, the board of directors considered the dividend payout in relation to earnings levels and the need to maintain a strong capital position. The board of directors will continue to evaluate the corporation’s dividends in light of changes in economic conditions, the corporation’s capital levels and its future levels of earnings.”

Retail Banking Segment. C&F Bank reported a net loss of $447,000 for the second quarter of 2009, compared to net income of $179,000 for the second quarter of 2008. C&F Bank’s net loss was $308,000 for the first six months of 2009, compared to net income of $788,000 for the first six months of 2008. The decline in 2009 earnings included the effects of (1) margin compression on net interest income, (2) a higher provision for loan losses attributable to the continued slow down in the economy and an increase in nonperforming assets, most of which are commercial relationships secured by real estate, (3) lower service charges on deposit

C&F FINANCIAL CORPORATION

Wednesday, July 29, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

accounts, (4) higher assessments for deposit insurance principally resulting from the FDIC’s special assessment in the second quarter of 2009 to help restore the Deposit Insurance Fund, coupled with the effects of the FDIC’s amended risk-based assessment system, and (5) higher expenses related to nonaccrual loan and foreclosed properties, primarily resulting from the work-out of the commercial relationships mentioned below.

The Bank’s nonperforming assets increased since December 31, 2008 to $19.67 million at June 30, 2009 and consist of $9.82 million of nonaccrual loans and $9.85 million of foreclosed properties. The largest components of the Bank’s nonaccrual loans are two commercial relationships aggregating $9.18 million, which are secured by residential real estate. The largest component of the Bank’s foreclosed properties is $9.74 million of residential properties associated with two commercial relationships. These properties have been written down to their estimated fair value based upon current appraisals less selling costs.

Mortgage Banking Segment. Second quarter net income for C&F Mortgage Corporation was $1.17 million in 2009, compared to $454,000 in 2008. Net income for the first six months of 2009 was $1.99 million, compared to $738,000 for the first six months of 2008. Earnings in 2009 included the effects of lower interest rates on loan origination volume, which increased 57.5 percent and 66.3 percent for the second quarter and first half of 2009, respectively, resulting in gains on sales of loans of $7.37 million and $13.92 million for the same respective periods of 2009, compared to $4.71 million and $8.39 million for the second quarter and first half of 2008, respectively. This revenue growth was offset in part by (1) increases of $196,000 and $846,000 in the provisions for

C&F FINANCIAL CORPORATION

Wednesday, July 29, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

indemnification and foreclosed properties losses in the second quarter and first half of 2009, respectively, and (2) increases in personnel costs of $1.93 million and $3.58 million in the second quarter and first half of 2009, respectively, principally for commission-based compensation associated with the increase in loan production. The increases in the provisions for indemnification and foreclosed properties losses resulted from increased nonperforming loans due to the continued deterioration of the U.S. economy, especially in the housing markets, together with higher unemployment.

Consumer Finance Segment. Second quarter net income for C&F Finance Company was $1.08 million in 2009, compared to $904,000 in 2008. Net income for the first six months of 2009 was $1.80 million, compared to $1.64 million for the first six months of 2008. The consumer finance segment has benefited from growth in average consumer finance loans outstanding since the end of the second quarter of 2008, as well as the decline in its cost of borrowings throughout 2009 compared to 2008. However, C&F Finance Company has experienced higher loan charge-offs in 2009 compared to 2008, which, in combination with loan growth, has resulted in increases in the provision for loan losses of $450,000 in the second quarter of 2009 and $1.50 million in the first half of 2009, compared to the same periods in 2008. The higher provision for loan losses resulted in a $1.01 million increase in the allowance for loan losses since December 31, 2008, which increased the ratio of the allowance for loan losses to total loans to 7.58 percent at June 30, 2009, compared to 7.31 percent at December 31, 2008.

About C&F Financial Corporation. C&F Financial Corporation’s common stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The common stock closed at a price of $18.39 per share on Tuesday, July 28, 2009. At June 30, 2009, the

C&F FINANCIAL CORPORATION

Wednesday, July 29, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

book value of the corporation was $21.79 per common share, and the corporation declared a dividend of 25 cents per common share during the second quarter of 2009. The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company, Inc. and Scott & Stringfellow, LLC.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 20 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the corporation’s management, as well as assumptions made by, and information currently available to, the corporation’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated by such statements. Factors that could have a material adverse effect on the

C&F FINANCIAL CORPORATION

Wednesday, July 29, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic and business conditions, including unemployment levels, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives, and (15) accounting principles, policies and guidelines. Further, there can be no assurance that the actions taken by the U.S. Treasury and the Federal Reserve Bank will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the corporation’s business and financial performance. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

	6/30/09	12/31/08	6/30/08
	(unaudited)		(unaudited)
Balance Sheets
Interest-bearing deposits with other banks and federal funds sold	$322	$161	$6,245
Investment securities - available for sale at fair value	110,834	100,603	90,323
Loans held for sale, net	62,115	37,042	34,715
Loans, net:
Retail Banking segment	446,585	469,700	464,787
Mortgage Banking segment	2,567	3,540	4,152
Consumer Finance segment	166,027	159,777	159,978
Federal Home Loan Bank stock	3,887	5,284	5,849
Total assets	879,442	855,657	845,330
Deposits	581,199	550,725	549,744
Borrowings	193,467	219,460	215,683
Shareholders’ equity	86,313	64,857	65,501

	For The Quarter Ended		For The Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
	(unaudited)		(unaudited)
Statements of Income
Interest income	$16,125	$15,908	$31,562	$31,812
Interest expense	3,988	5,362	8,173	11,061
Provision for loan losses:
Retail Banking segment	1,400	540	2,100	660
Mortgage Banking segment	200	285	500	512
Consumer Finance segment	2,800	2,350	5,900	4,400
Other operating income:
Gains on sales of loans	7,374	4,706	13,917	8,391
Other	2,584	2,476	5,282	4,859
Other operating expenses:
Salaries and employee benefits	9,395	7,623	18,311	15,208
Other	5,910	5,100	11,480	9,568
Income tax expense	640	413	1,039	808
Net income	1,750	1,417	3,258	2,845
Net income available to common shareholders	1,462	1,417	2,710	2,845
Earnings per common share - assuming dilution	0.48	0.46	0.89	0.93
Earnings per common share - basic	0.48	0.47	0.89	0.94

	For The Quarter Ended		For The Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
	(unaudited)		(unaudited)
Segment Information
Net (loss) income - Retail Banking	$(447)	$179	$(308)	$788
Net income - Mortgage Banking	1,174	454	1,991	738
Net income - Consumer Finance	1,078	904	1,803	1,636
Net loss - Other and Eliminations	(55)	(120)	(228)	(317)
Mortgage loan originations - Mortgage Banking	333,434	211,710	652,331	392,185
Mortgage loans sold - Mortgage Banking	334,186	206,891	627,258	391,553

	For The Quarter Ended		For The Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
	(unaudited)		(unaudited)
Average Balances
Interest-bearing deposits in other banks and federal funds sold	$264	$1,209	$151	$1,426
Investment securities - available for sale at fair value	112,651	93,234	109,879	90,067
Loans held for sale	65,907	35,691	63,289	31,710
Loans:
Retail Banking segment	467,010	450,837	469,760	443,600
Mortgage Banking segment	3,437	5,114	3,875	4,988
Consumer Finance segment	176,447	170,022	173,957	165,602
Total earning assets	825,716	756,107	820,911	737,393

Time, checking and savings deposits	492,706	460,202	485,467	454,788
Borrowings	195,213	190,278	203,299	180,134
Total interest-bearing liabilities	687,919	650,480	688,766	634,922
Demand deposits	85,112	84,065	83,253	81,985
Shareholders' equity	86,516	65,842	84,429	65,641

	6/30/09	12/31/08	6/30/08
	(unaudited)		(unaudited)
Asset Quality
Retail and Mortgage Banking Segments
Nonaccrual loans*-Retail Banking	$9,821	$17,222	$2,235
Nonaccrual loans*-Mortgage Banking	944	1,460	1,295
Real estate owned**-Retail Banking	9,852	1,370	1,164
Real estate owned**-Mortgage Banking	690	596	630

Total nonperforming assets	$21,307	$20,648	$5,324
Accruing loans* past due for 90 days or more	$453	$3,517	$1,679
Total loans*-Retail and Mortgage Banking segments	$457,065	$480,438	$474,537
Allowance for loan losses-Retail and Mortgage Banking segments	$7,913	$7,198	$5,598
Nonperforming assets to loans* and real estate owned	4.56%	4.28%	1.12%
Allowance for loan losses to loans*	1.73%	1.50%	1.18%
Allowance for loan losses to nonaccrual loans*	73.51%	38.53%	158.58%
* Loans exclude Consumer Finance segment loans presented below. ** Real estate owned is recorded at its fair market value less cost to sell.

Consumer Finance Segment
Nonaccrual loans	$318	$798	$933
Accruing loans past due for 90 days or more	$—	$—	$5
Total loans	$179,646	$172,385	$171,907
Allowance for loan losses	$13,619	$12,608	$11,929
Nonaccrual consumer finance loans to total consumer finance loans	0.18%	0.46%	0.54%
Allowance for loan losses to total consumer finance loans	7.58%	7.31%	6.94%

	As Of and For The Quarter Ended		As Of and For The Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
	(unaudited)		(unaudited)
Other Data and Ratios
Annualized return on average assets	0.66%	0.69%	0.61%	0.71%
Annualized return on average common equity	8.82%	8.61%	8.25%	8.67%
Dividends declared per common share	$0.25	$0.31	$0.56	$0.62
Common shares purchased	—	—	—	600
Average price of purchased common shares	—	—	—	$29.86
Weighted average common shares outstanding - assuming dilution	3,042,233	3,071,465	3,040,504	3,074,456
Weighted average common shares outstanding - basic	3,042,233	3,026,249	3,040,504	3,024,114
Market value per common share at period end	$16.50	$23.00	$16.50	$23.00
Book value per common share at period end	$21.79	$21.63	$21.79	$21.63
Price to book value ratio at period end	0.76	1.06	0.76	1.06
Price to earnings ratio at period end (ttm)	12.41	10.45	12.41	10.45